Exhibit (a)(x)

FORM OF ARTICLES SUPPLEMENTARY TO

ARTICLES OF INCORPORATION OF

LEUTHOLD FUNDS, INC.

        The undersigned officers of Leuthold Funds, Inc., a corporation duly organized and existing under the Maryland General Corporation Law (the “Company”), do hereby certify:

        FIRST: That the name of the Company is Leuthold Funds, Inc.

        SECOND: That the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.

        THIRD: That the following amendments to the Company’s Articles of Incorporation (the “Amendments”) were approved by a majority of the entire Board of Directors of the Company:

        (A) increasing the number of authorized shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), by One Billion (1,000,000,000) shares of Common Stock, from Two Billion Five Hundred Million (2,500,000,000) authorized shares of Common Stock ($250,000 aggregate par value) to Three Billion Five Hundred Million (3,500,000,000) authorized shares of Common Stock ($350,000 aggregate par value);

        (B) designating Two Hundred Fifty Million (250,000,000) shares of the undesignated Common Stock, following the increase in authorized shares, as “Class H Common Stock” (the “Leuthold Global Clean Technology Fund” or such other name designated by the Company’s Board of Directors), designating Two Hundred Fifty Million (250,000,000) shares of the undesignated Common Stock, following the increase in authorized shares, as “Class HI Common Stock” (the “Leuthold Global Clean Technology Fund Institutional Shares” or such other name designated by the Company’s Board of Directors), designating Two Hundred Fifty Million (250,000,000) shares of the undesignated Common Stock, following the increase in authorized shares, as “Class I Common Stock” (the “Leuthold Hedged Equity Fund” or such other name designated by the Company’s Board of Directors), and designating Two Hundred Fifty Million (250,000,000) shares of the undesignated Common Stock, following the increase in authorized shares, as “Class II Common Stock” (the “Leuthold Hedged Equity Fund Institutional Shares” or such other name designated by the Company’s Board of Directors); and

        (C) authorizing and directing the filing of these Articles Supplementary for record with the State Department of Assessments and Taxation of Maryland (the “Department”).

        FOURTH: That the total number of shares of Common Stock that the Company has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c), and that the undesignated Common Stock, following the increase in authorized shares, was classified as Class H Common Stock, HI Common Stock, I Common Stock and II Common Stock by the Board of Directors under the authority contained in the Company’s charter.

        FIFTH: That immediately before the increase the total number of shares of stock of all classes that the Company had authority to issue was Two Billion Five Hundred Million (2,500,000,000) authorized shares of Common Stock ($250,000 aggregate par value), with the following table setting forth the total number of shares of Common Stock of each class immediately before the increase and the respective aggregate par value of such class:

Class	Number of Shares	Aggregate Par Value
Class A Common Stock	250,000,000	$25,000
(Leuthold Core Investment Fund)
Class AI Common Stock	250,000,000	$25,000
(Leuthold Core Investment Fund
Institutional Shares)
Class B Common Stock	250,000,000	$25,000
(Leuthold Select Industries Fund)
Class C Common Stock	250,000,000	$25,000
(Grizzly Short Fund)
Class D Common Stock	250,000,000	$25,000
(Leuthold Asset Allocation Fund)
Class DI Common Stock	250,000,000	$25,000
(Leuthold Asset Allocation Fund
Institutional Shares)
Class E Common Stock	250,000,000	$25,000
(Leuthold Select Equities Fund)
Class F Common Stock	250,000,000	$25,000
(Leuthold Undervalued and Unloved Fund)
Class G Common Stock	250,000,000	$25,000
(Leuthold Global Fund)
Class GI Common Stock	250,000,000	$25,000
(Leuthold Global Fund
Institutional Shares)

        SIXTH: That as increased the total number of shares of stock of all classes that the Company has authority to issue is Three Billion Five Hundred Million (3,500,000,000) authorized shares of Common Stock ($350,000 aggregate par value), with the following table setting forth the total number of shares of Common Stock of each class as increased and the respective aggregate par value of such class:

Class	Number of Shares	Aggregate Par Value
Class A Common Stock	250,000,000	$25,000
(Leuthold Core Investment Fund)
Class AI Common Stock	250,000,000	$25,000
(Leuthold Core Investment Fund
Institutional Shares)
Class B Common Stock	250,000,000	$25,000
(Leuthold Select Industries Fund)
Class C Common Stock	250,000,000	$25,000
(Grizzly Short Fund)
Class D Common Stock	250,000,000	$25,000
(Leuthold Asset Allocation Fund)
Class DI Common Stock	250,000,000	$25,000
(Leuthold Asset Allocation Fund
Institutional Shares)
Class E Common Stock	250,000,000	$25,000
(Leuthold Select Equities Fund)
Class F Common Stock	250,000,000	$25,000
(Leuthold Undervalued and Unloved Fund)
Class G Common Stock	250,000,000	$ 25,000
(Leuthold Global Fund)
Class GI Common Stock	250,000,000	$25,000
(Leuthold Global Fund
Institutional Shares)
Class H Common Stock	250,000,000	$25,000
(Leuthold Global Clean Technology Fund)
Class HI Common Stock	250,000,000	$25,000
(Leuthold Global Clean Technology Fund
Institutional Shares)
Class I Common Stock	250,000,000	$25,000
(Leuthold Hedged Equity Fund)
Class II Common Stock	250,000,000	$25,000
(Leuthold Hedged Equity Fund
Institutional Shares)

        SEVENTH: That the first two sentences of Section A of Article IV of the Company’s Articles of Incorporation, as amended to date, are amended in their entirety to read as follows (Section A of Article IV shall otherwise remain the same):

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Three Billion Five Hundred Million (3,500,000,000) shares, all with a par value of One Hundredth of a Cent ($0.0001) per share, to be known and designated as “Common Stock.” The aggregate par value of the authorized shares of the Corporation is Three Hundred Fifty Thousand Dollars ($350,000).”

        EIGHTH: That the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class H Common Stock, Class HI Common Stock, Class I Common Stock and Class II Common Stock are as set forth in Section B of Article IV of the Company’s Articles of Incorporation.

        NINTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

        IN WITNESS WHEREOF, the undersigned officers of the Company who executed the foregoing Articles Supplementary hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.

        Dated this ____ day of ________, 2009.

LEUTHOLD FUNDS, INC.
By:___________________________________________
Steven C. Leuthold, President
Attest________________________________________
David R. Cragg, Secretary

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